EXHIBIT 10.1
PARK CENTRE OFFICE BUILDING
LEASE
          THIS AGREEMENT made the 14th day of November, 2006 between 2401 LAKE PARK DRIVE ASSOCIATES, L.P., a Georgia limited partnership having 2401 Lake Park Drive Holding Corp., a Georgia corporation, as its sole general partner, whose address is 2401 Lake Park Drive, Suite 355, Smyrna, Georgia 30080 (hereinafter referred to as “Lessor”),and EBANK MORTGAGE, LLC, a Georgia limited liability company, whose address is 2401 Lake Park Drive, Suite 200, Smyrna, Georgia 30080 (herein referred to as “Lessee”).
W I T N E S S E T H
          For and in consideration of the payment of rent, and the keeping and performing of the covenants and agreements hereinafter set forth to be kept and performed by Lessor and Lessee, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor certain premises (the “Premises”) located in an office building (the “Building”), which is known as “Park Centre”, situated in the County of Cobb, which Premises and Building are more particularly described hereinbelow, for the Term, at the rental, and subject to and upon all of the terms and conditions hereinafter set forth.
          1. FUNDAMENTAL LEASE PROVISIONS AND EXHIBITS.
          1.1 Fundamental Lease Provisions.
          A. Name of Building: Park Centre.
          B. Address of Premises: 2401 Lake Park Drive, Suite 200, Smyrna, Georgia 30080.
          C. Net Rentable Area and Location of Premises. The Net Rentable Area of the Premises is 2,430 square feet, located on the second floor of the Building, and being also known as Suite 200.
          The term “Net Rentable Area”, as used herein, shall refer to (i) in the case of a single tenancy floor, all floor area measured from the inside surface of the outer glass wall of the Building to the inside surface of the opposite exterior glass wall, excluding only the areas (“Service Areas”) within the exterior glass walls used for Building stairs, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts, but including any Service Areas which are for the specific use of the particular tenant such as special stairs or elevators, and (ii) in the case of a partial floor, all floor areas within the inside surface of the outer glass wall enclosing the portion of the Premises on such floor and measured to the mid-point of the walls separating areas leased by or held for lease to other tenants or from areas devoted to corridors, elevator foyers, rest rooms, mechanical rooms, janitor closets, vending areas and other similar facilities for the use of all tenants on a particular floor (herein sometimes called “Common Areas”), but including a proportionate part of the Common Areas located on such floor based upon the ratio which the Lessee’s Net Rentable Area on such floor (determined by excluding such Common Areas) bears to the aggregate Net Rentable Area on such floor (determined by excluding such Common Areas). No deductions from Net Rentable Area are made for columns or projections necessary to the Building. The Net Rentable Area in the Premises as set forth above has been calculated on the basis of the foregoing definition from dimensions shown on the plans for the building and shall be binding, whether the actual area should be more or less as a result of minor variations resulting from actual construction and completion of the Premises for occupancy so long as such work is done in accordance with the terms and provisions hereof.
          D. Lease Term: Commencement Date — December 1, 2006, or such earlier date as provided herein.
               Expiration Date — November 30, 2009.
          E. Base Annual Rental: $38,272.56 (the “Base Annual Rental”).
          F. Base Monthly Rental: $3,189.38 (the “Base Monthly Rental”).
          1.2 Exhibits. The Exhibits listed in this Section 1.2 and attached to this Lease are hereby incorporated in this Lease by reference, and are to be construed as part of this Lease. Lessor and Lessee each agree to perform all of their respective obligations stated therein.
          Exhibit “A” — Building Floor Plan.
          Exhibit “B” — Location of Lessee’s Premises Within Building.
          Exhibit “C” — Rental Adjustments – Not Applicable.
          Exhibit “D” — Acceptance Agreement – Not Applicable (existing tenant).
          Exhibit “E” — Not Applicable.
          Exhibit “F” — Ninety (90) day right to terminate.
2. PREMISES AND TERM. Lessor does hereby rent and lease to the Lessee the Premises located within the Building as shown on the Location of Lessee’s Premises Within Building attached hereto as Exhibit “B”, as depicted on the Floor Plan attached hereto as Exhibit “A”, for a Term commencing on the lst day of December, 2006, and ending on the 30th day of November, 2009 (the “Term”). No easement for light or air is included in the Premises, and Lessee is not given any rights as to the number, size or location of windows in the Premises. Lessor agrees to warrant and defend Lessee in the quiet enjoyment of the Premises during the Term of this Lease so long as Lessee complies with the provisions hereof.
          3. RENTAL TIME IS OF THE ESSENCE OF THIS SECTION 3.
          3.1 Rental.

          A. Base Annual Rental and Base Monthly Rental. Lessee shall pay to Lessor at the Building management office or such other location designated by Lessor from time to time, promptly on or before the first day of each month in advance, without demand, setoff or abatement, during the entire Term of this Lease, the Base Monthly Rental, which for a lease year is equivalent to the Base Annual Rental; which Base Monthly Rental and Base Annual Rental include Lessee’s share of “Common Area” rental as determined by a thirteen and eight tenths percent (13.8%) common area factor; (the Base Monthly Rental, and all other sums due and payable hereunder, including, but not limited to, Rental Adjustment under Paragraph 3.2 below, are hereinafter referred to as “Monthly Rental”); provided, however, that the Base Monthly Rental and resulting Base Annual Rental shall be adjusted in accordance with the provisions of Paragraph 3.2 below.
          If this Lease is executed before the Premises herein become ready for occupancy and Lessor cannot acquire and/or deliver possession of the Premises by the time the Term of this Lease is fixed herein to begin, then (i) Lessee shall waive any claim for damages due to such delay, (ii) Lessor shall waive the payment of any Monthly Rental until Lessor delivers possession to Lessee, and (iii) Lessor and Lessee shall enter into an agreement extending the beginning of the Lease Term until the date Lessor delivers possession and extending the end of the Lease Term by a like period of time, to be prepared by Lessor.
          B. Late Charge. Lessee agrees that Lessor shall require and Lessee shall pay a late or delinquent charge of ten percent (10%) of the total Monthly Rental due if and when the full amount of the Monthly Rental, as adjusted, has not been received by the tenth (10th) day of the month at the Building management office of Lessor, or at such other place as Lessor has designated in writing; provided, however, Lessor shall have no obligation to accept any payment of Monthly Rental after the first day of any month during the Term hereof.
          3.2 Rental Adjustments. Lessee shall pay to Lessor, as additional Monthly Rental, the rental adjustments more particularly described in Exhibit “C” attached hereto. Lessee’s obligation to pay the Monthly Rental and Late Charge, if applicable, to Lessor, and Lessee’s obligation to pay the rental adjustments referred to in this Paragraph 3.2 and Exhibit “C” attached hereto, shall survive the expiration or early termination of this Lease.
          4. SECURITY DEPOSIT. THIS PARAGRAPH HAS BEEN INTENTIALLY DELETED. No security deposit is required.
          5. SERVICES. As long as Lessee is not in default under any of the provisions of this Lease, Lessor agrees to furnish to or provide for the Premises the services described below, without charge except as provided for herein.

          5.1 Services. From 8:00 a.m. to 6:00 p.m. on weekdays and 8:00 a.m. to 1:00 p.m. on Saturday (“Building Standard Hours”) excluding legal holidays), Lessor shall furnish the Premises with electricity for lighting and operation of low power usage office machines, water, heat and air conditioning and elevator service. During all other hours, Lessor shall furnish such service except for heat and air conditioning. Lessor shall also provide fluorescent light replacement service for Lessor furnished light fixtures, toilet room supplies, window washing at reasonable intervals, and customary building janitorial service. No janitorial service shall be provided Saturdays, Sundays, or legal holidays. Lessee agrees to notify Lessor prior to its use of electrical business or other office machines which are not low power usage machines, and to pay to Lessor the amount of additional charge as determined by Lessor therefor.
          5.2 Interruption or Discontinuance of Services. Lessor shall not be liable for any loss, injury or damage to property or person, including, without limitation, consequential, derivative, incidental or special damages, caused by or resulting from any variation, interruption, or failure of such services due to any cause whatsoever or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of such services incident to making of repairs, alterations, or improvements, or due to accident, strike, or conditions or events beyond Lessor’s reasonable control shall be deemed an actual or constructive eviction of Lessee or relieve Lessee from any of Lessee’s obligations hereunder, including, without limitation, the prompt and punctual payment of Monthly Rental.
          6. USE OF PREMISES. Lessee covenants and agrees to use and occupy the Premises as general business offices and for no other purposes. Further, Lessee agrees as follows: to use the Premises in a careful, safe and proper manner, ordinary wear and tear excepted; to pay to Lessor on demand for any damage to the Premises caused by misuse or abuse of such Premises by Lessee, its agents or employees, or any other person entering upon the Premises under express or implied invitation of Lessee; not to place or permit to be placed in the Premises any excessively heavy objects, including, without limitation, safes or computers, without the prior written consent of Lessor as to the weight per square foot and position of such heavy articles; and, not to use or permit the Premises to be used for any purposes prohibited by the laws, codes, rules and regulations of the United States, the State of Georgia, or any applicable political subdivision thereof. Lessee shall not commit waste, or suffer or permit waste to be committed, or permit any nuisance on or in the Premises.
          7. CONDITION OF PREMISES — ACCEPTANCE BY LESSEE. Lessee accepts the Premises, including the Building, improvements and personalty thereon, “AS IS”, in their present condition on the date of the commencement of the term of this Lease, and as suited for the use intended by Lessee, except for items of “tenant finish” and such other items as are set forth in a Work Letter which shall be attached hereto as Exhibit “E”. Lessor and Lessee acknowledge that the Work Letter will be prepared and attached subsequent to the date of execution hereof, but on or before the commencement date of the term hereof. Lessor, or Lessor’s agents, have made no representation or warranty as to the condition of said Premises or as to the use or occupancy which may be made thereof.
          8. MAINTENANCE, REPAIRS AND ALTERATIONS. Lessor may enter the Premises at reasonable hours: to maintain and clean the Premises; to exhibit same to prospective purchasers or tenants; to inspect the Premises to see that Lessee is complying with all its obligations hereunder; and to make repairs required by Lessor under the terms hereof or repairs to any adjoining space.
          8.1 Repairs by Lessee. Lessee shall be liable for and shall hold Lessor harmless in respect of damage or injury to the Premises, or the person or property of the Lessee, or the person or property of Lessor’s other tenants, or anyone else, if arising out of the negligence or willful misconduct of Lessee, its agents, servants, employees, licensees or invitees. Lessee shall report in writing to Lessor any defective condition known to him which Lessor is required to repair and failure to so report shall make Lessee responsible for damages resulting from such defective conditions. Such report shall be made within three (3) weekdays. All personal property kept upon the Premises shall be at the risk of Lessee only, and Lessor shall not be liable for any damages thereto or theft thereof. Lessee shall keep the Premises in a sound, safe, and fit condition. Lessee will make no alteration in, or addition to, the Premises without obtaining Lessor’s prior written consent. All additions, fixtures and improvements, whether temporary or permanent in character (except only the movable office furniture of Lessee, made in or upon the Premises, either by Lessee or Lessor, shall be Lessor’s property, and shall remain upon the Premises at the termination of said Term by lapse of time or otherwise, without compensation to Lessee. If requested by Lessor, Lessee shall, at or before the expiration of the Term, or any extension or renewal thereof, remove any additional fixtures or improvements made by or for it, and restore the Premises to its original condition.
          8.2 Repairs by Lessor. In the event Lessor, during the Term of this Lease, shall be required by the order or decree of any court or any other governmental authority, to repair, alter, remove, reconstruct or improve any part of the Premises, then such repairing, alterations, removal, reconstruction or improvements may be made by and at the expense of Lessor, and shall not in any way affect the obligations or covenants of Lessee herein contained, and Lessee hereby waives all claims for damages or abatement or setoff of rent because of such repairing, alteration, removal, reconstruction or improvement; provided, however, Lessee shall pay for the cost of such repairs if same are required because of any special use of the Premises by Lessee. Lessor shall not be responsible for any latent defect or changes in condition in the Building, improvements and personalty, and the Monthly Rental hereunder shall in no case be withheld or diminished by any abatement or setoff of rent, or otherwise, on account of any defect therein, nor any change of condition thereof, nor for any damage occurring thereto. Lessor shall not be required to make any repairs or improvements to the Premises, except structural repairs necessary for safety and tenability.
          9. MECHANICS’ LIENS. Lessee shall keep the Premises free and clear of all mechanics’ liens and other liens on account of work done, materials ordered or obligations incurred by or on behalf of Lessee or persons claiming under it. Lessee hereby agrees to indemnify, defend and save Lessor harmless of and from all liability, loss, damage, costs or expenses, including reasonable attorneys’ fees, incurred on account of any claims of any nature whatsoever, including any such claims on liens. Should any such liens be filed or recorded against the Premises or any action affecting the title thereto be commenced, Lessee shall cause such liens to be removed of record or bonded within five (5) days after notice from Lessor. If Lessee shall be in default in removing or bonding any such lien, Lessor may (but without being required to do so) pay such lien or claim. The entire amount so paid, together with Lessor’s costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, shall be immediately due from Lessee to Lessor as additional rent hereunder.
          10. INSURANCE. Lessee agrees that it shall, at all times during the Term hereof, carry and maintain, for the mutual benefit of Lessor and Lessee, what is commonly known as fire and extended coverage insurance naming Lessor as an additional insured, and containing a waiver of rights of subrogation against Lessor, insuring Lessee’s improvements in the Premises and its interest in office furniture, equipment, supplies and all other personal property, and Lessee hereby waives any right of action against Lessor for loss or damage to its improvements, fixtures and personal property in the Premises. Insurance required hereunder shall be in companies rated A:XIII or higher in “Best’s Key Rating Guide”, shall be non-cancelable without thirty (30) days notice to Lessor, shall be in amounts approved by Lessor, and shall not be subject to reduction of coverage. Lessee shall deliver to Lessor certificates of such insurance. The limit of such insurance shall in no way limit the liability of Lessee.
          If Lessee should engage in any use upon the Premises that causes the premium charged Lessor for its fire and extended coverage insurance or any other insurance to increase above the premium amount that is considered a normal or average premium amount in the Atlanta metropolitan area for a premium of this type, then Lessee agrees, upon demand, to pay the cost of any such increase.
          11. SUBLETTING, ASSIGNMENT AND TRANSFER OF OWNERSHIP.
          11.1 Subletting and Assignment. Lessee shall not, without the prior written consent of Lessor, which consent may be given or withheld in Lessor’s sole discretion, assign this Lease or any interest thereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than

Lessee, or otherwise mortgage, hypothecate or encumber its interest under this Lease or in the Premises. Consent by Lessor to any one assignment or subletting shall not be construed to relieve Lessee from obtaining the prior written consent of Lessor to any further assignment or subletting nor shall it waive Lessor’s right to refuse to consent to any other such request. Such assignment or subletting, or the consent of Lessor thereto, shall not relieve Lessee of its primary obligations to Lessor hereunder. It is agreed that if Lessee requests Lessor’s consent to an assignment or subletting of all or any portion of the Premises, it shall submit to Lessor in writing the name of the proposed assignee or sublessee, the terms and conditions of the assignment or subletting, and the nature, character and references of the business of the proposed assignee or sublessee, along with such other information regarding the proposed assignee or sublessee as Lessor shall request.
          In addition to the Monthly Rental otherwise due and payable hereunder, it is hereby agreed that during the Term hereof and any approved sublease hereof, Lessee shall pay to Lessor as additional Monthly Rental, one hundred percent (100%) of the amount by which the rental received by Lessee from its subtenant exceeds the Monthly Rental hereunder.
          11.2 Transfer of Ownership. If Lessee is a corporation or partnership, and if at any time during the Term of this Lease the person or persons who, on the Commencement Date of the Term, own or owns a majority of such corporation’s voting shares or the general partner’s interest in such partnership, as the case may be, cease or ceases to own a majority of such shares (whether such sale occurs at one time or at intervals so that, in the aggregate, such a transfer shall have occurred), or general partner’s interest, as the case may be (except as the result of transfer by inheritance), then an “assignment” shall be deemed to have occurred for purposes of this Paragraph 11. Lessee shall notify Lessor in writing not less than thirty (30) days prior to such “assignment”, and the rest of the above provisions regarding Lessor’s rights, and consent to such “assignment”, shall apply to such “assignment”. For the purposes of this Paragraph 11, stock ownership shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1954, as amended, and the term “voting stock” shall mean shares of stock regularly entitled to vote for the election of directors of the corporation.
          12. DESTRUCTION OR DAMAGE. In case the Premises are so injured or damaged by fire or other causes as to be untenable, Lessor shall have right, at its sole option, to either terminate this Lease or within one hundred twenty (120) days, repair and restore the Premises to tenantable condition, and the Monthly Rental shall abate pro rata for the portion of the Premises rendered untenable during the period the Premises or such portion thereof are untenable. In no event shall the Monthly Rental abate if the damage or destruction, whether total or partial, is the result of the negligence or willful misconduct of Lessee, its agents, officers, employees or invitees. Should the Premises not be restored within one hundred twenty (120) days from the date of the fire or other cause rendering them untenable, or should they be so damaged that Lessor notifies Lessee that they are not restorable within one hundred twenty (120) days, then either party hereto may terminate this Lease by giving the other party written notice of its intentions to do so. If the Building shall be destroyed or damaged by an uninsured casualty to the extent that more than 20% thereof is rendered untenable, Lessee may, at its option, terminate this Lease by notice to Lessor within 60 days after such destruction or damage. Such notice shall be effective 30 days after receipt thereof by Lessor. Lessor’s obligation to repair or restore the Premises is subject to the rights of the holder of any mortgage, deed to secure debt, deed of trust, or other security instrument encumbering the Building or any portion thereof.
          13. CONDEMNATION.
          13.1 Taking of Substantially All of the Premises. If during the Lease Term or any extension thereof all or substantially all of the Premises shall be taken as a result of the exercise of the power of eminent domain, or sold by Lessor under the threat of the exercise of said power, this Lease shall terminate as of the date of vesting of title of the Premises pursuant to such proceeding. A taking of “substantially all of the Premises” shall be deemed to have occurred if a taking under any such proceeding shall involve (i) such an area of the Premises such that Lessee cannot, in the remainder of the Premises, reasonably operate the business which was conducted by Lessee on the Premises immediately prior to such taking, or (ii) such portions of the Building as may be required for the reasonable use of the Premises.
          13.2 Taking of Less Than Substantially All of the Premises. If during the Lease Term or any extension thereof, less than substantially all the Premises shall be taken in any such proceeding, this Lease shall not terminate. Subsequent to such taking, the Monthly Rent due and payable by Lessee shall be reduced in such just proportion as the nature, value and extent of the part so taken bears to the whole of the Premises, and Lessor shall, as necessary, proceed to repair, restore and place in proper condition for use and occupancy the part of the improvements on the premises not so taken. Lessor’s obligation to repair or restore the Premises is subject to the rights of the holder of any prior mortgage, deed to secure debt, deed of trust, or other security instrument encumbering the Building or any portion thereof.
          13.3 Distribution of Condemnation Awards. Any award granted for either partial or total taking shall be the sole property of Lessor, and Lessee shall have no claim therein, except as follows: Lessee shall be entitled to claim and recover from the condemning authority compensation for any loss to Lessee by reason of its trade fixtures and personal property and such damages, if any, as may be payable by the condemning authority for relocation expense or other damage to Lessee’s business, provided that such compensation and damages may be claimed only if they are awarded separately and not out of or as a part of the damages recoverable by Lessor.
          14. DEFAULT; REMEDIES. In the event, (a) all or any portion of the adjusted Monthly Rental is not paid at the time and place when and where due; (b) the Premises shall be deserted or vacated by Lessee; (c) Lessee shall fail to comply with any term, provision, condition, or covenant of this Lease, other than the payment of rent, or any of the Rules and Regulations now or hereafter established for the Building, and shall not cure such failure within ten days after notice to Lessee of such failure to comply; (d) a receiver is appointed for a substantial part of the assets of Lessee; (e) the leasehold interest of Lessee herein is levied on under execution — in any such events, Lessor shall have the option to do any of the following in addition to and not in limitation of any other remedy permitted by law or by this Lease:
          (1) Terminate this Lease, in which event Lessee shall immediately surrender the Premises to Lessor. If Lessee shall fail to surrender the Premises, Lessor may, without further notice and without prejudice to any other remedy Lessor may have for possession or arrearages in rent or damages for breach of contract, enter upon the Premises and take possession thereof. In the event of such termination, Lessor may, at its option, declare the entire amount of the Monthly Rental which would become due and payable during the remainder of the Lease Term had this Lease not been terminated to be due and payable immediately, in which event, Lessee agrees to pay the same at once, together with all rents theretofore due, at the office of Lessor; provided, however, that such payments shall not constitute a penalty or forfeiture or liquidated damages, but shall merely constitute payment in advance of the Monthly Rental for the remainder of the said Term. Upon making such payment, Lessee shall receive from Lessor all rents as and when actually received by Lessor from other tenants for the Premises during the period which would have constituted the Lease Term if the Lease had not been terminated; provided, however, that the monies to which Lessee shall so become entitled shall in no event exceed the entire amount payable, and actually paid, by Lessee to Lessor under the preceding sentence of this subparagraph, less Lessor’s actual costs and expenses, including reasonable attorney’s fees and court costs incurred as a result of such termination.
          (2) Enter the Premises as the agent of Lessee, by force if necessary, without being liable to prosecution or any claim for damages therefor, and relet the Premises and receive the rent therefor, and Lessee shall pay the Lessor any deficiency that may arise by reason of such reletting on demand at any time and from time to time at the office of Lessor.
          Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or equity under the laws of the State of Georgia.
          15. GENERAL PROVISIONS.
          15.1 Attorneys’ Fees and Homestead. Lessee agrees to pay all attorneys’ fees and expenses Lessor incurs in enforcing any of the obligations of Lessee under this Lease or in any litigation or negotiations in which Lessor shall, without default, become involved through or on account of this Lease. Lessee hereby waives and renounces for itself any and all homestead or exemption rights which it may have under or by virtue of the Constitution and Laws of the United States and the State of Georgia, and any other state as against any debt Lessee may owe Lessor under this Lease, and Lessee hereby transfers, conveys and assigns to Lessor all homestead or exemption rights which may be allowed or set apart to Lessee including such as may be set apart in any bankruptcy proceedings, to pay any debt Lessee may owe Lessor hereunder.
          15.2 Surrender; Holding Over. At termination of this Lease, Lessee shall surrender the Premises and keys thereof to Lessor in same condition as at commencement of Term, broom clean, normal wear and tear only excepted, and shall promptly remove from the Premises all signs, trash, debris and property of Lessee. If upon any termination of this Lease herein, Lessee shall be liable in any amount to Lessor, Lessor shall have a lien upon the personal property and effects of Lessee at the Premises and Lessor may, at its option without notice, sell at public or private sale all or part of said property and effects for such price as Lessor may deem best and apply the proceeds of such sale upon any amount due under this Lease from Lessee to Lessor, including the expenses of removal and sale.
          If Lessee remains in possession of the Premises after expiration of the Lease Term, with Lessor’s knowledge and without any distinct agreement of the parties, Lessee shall be a tenant from month to month and such tenancy shall be subject to all the provisions hereof, except that the Monthly Rental shall be as negotiated for such holdover period, but not less than the Monthly Rental payable during the last month prior to the expiration of the Lease Term or any renewal or extension thereof, and there shall be no renewal of this Lease by operation of law. In the absence of any written agreement to the contrary, if Lessee should remain in occupancy of the Demised Premises after the expiration of the Lease Term, it shall so remain as a tenant from month-to-month and all provisions of this Lease applicable to such tenancy shall remain if full force and effect, except that the monthly rental shall be equal to the rental payable for the last month of the term of the Lease plus one hundred per cent (100%) of such amount. The inclusion of the proceeding sentence shall not be construed as Lessor’s permission for Lessee to hold over.
          15.3 Taxes. Lessee shall pay, before delinquency, any and all taxes, assessments, license taxes and other charges levied, assessed or imposed and which become payable during the Lease Term upon Lessee’s operations at, occupancy of or conduct of business at the Premises or upon equipment, furniture, appliances, trade fixtures and other personal property of any kind installed or located at the Premises. If requested by Lessor, Lessee shall promptly provide Lessor with copies of its tax bills, receipts, or other evidence of such payments.
          15.4 Lessor’s Liability; Indemnification of Lessor by Lessee. Lessor shall not be liable in any manner for any loss, injury or damage incurred by Lessee from acts of theft, burglary or vandalism committed by either identified or unidentified parties, where the acts are committed against Lessee, or the agents, employees, or guests of Lessee or against the Premises. Without limiting the foregoing, Lessor assumes no liability nor obligation for the acts or omissions of the night watch. Lessor shall not be liable for any injury or damage caused by, or growing out of, any defect in the Building or the Premises, or its equipment, drains, plumbing, wiring, electric equipment or appurtenances, in the Premises, or caused by or growing out of electricity, fire, rain, wind, leaking of gas, water, sewer or steam pipes, seepage, or other cause, nor shall Lessor be liable for any damage caused to Lessee due to the Building or any part of appurtenances thereof being improperly constructed or being or becoming out of repair, but Lessee, by moving into the Premises and taking possession thereof, shall accept, and shall be held to have accepted, the Premises “as is” as suitable for the purpose for which the same are leased, and shall be held to have accepted said Building and each and every appurtenance thereof “as is”, and Lessee by said act waives any claims arising from any and all defects therein. Lessee hereby acknowledges that Lessor shall have no personal liability for the performance of any covenant or other obligation hereunder, and Lessee shall look solely to Lessor’s interest in the Premises for the entire enforcement of any judicial process against Lessor.
          Lessee agrees to indemnify and hold Lessor harmless and Lessor agrees to indemnify and hold Lessee harmless from any injury, expense, damages or claims, whether due to damage to the Premises, claims for injuries to the person or property of any other tenant of the Building or of any other person in or about the Building for any purpose whatsoever, or administrative or criminal action by a governmental authority, where such injury, expense, damages or claims arise out of (1) the negligence or willful misconduct of Lessee, its agents, servants, licensees or invitees, or (2) the violation, by any of the persons above named, of any provision of this Lease or of any laws or ordinances or governmental regulations of any kind, or any of the Rules or Regulations, or (3) the use or occupancy of the Premises. The prevailing party further agrees to reimburse the other party for any costs or expenses, including reasonable attorney’s fees, which may be incurred in investigating, handling or litigating any such claim.
          15.5 Transfer of Lessor’s Interest in Premises. In the event of any sale or exchange of the Premises by Lessor and assignment by Lessor of this Lease, Lessor shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the consummation of such sale or exchange and assignment.
          15.6 Waivers by Lessor; Payments by Lessee. One or more waivers of any covenant or condition by Lessor shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition and the consent or approval by Lessor to or of any act by Lessee requiring Lessor’s consent or approval shall not be deemed to waive or render unnecessary Lessor’s consent or approval to or of any subsequent similar act by Lessee. The subsequent acceptance of Monthly Rental hereunder by Lessor shall not constitute a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular Monthly Rental so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such Monthly Rental. No waiver shall be effective unless it is in writing and signed by Lessor.
          No payment by Lessee or receipt by Lessor of a lesser amount than the Monthly Rental set forth herein shall be deemed to be other than on account of the earliest rent due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent by deemed an accord and satisfaction, and Lessor may accept any such check as payment without prejudice to Lessor’s right to recover the balance of such rent or pursue any other remedy provided in the Lease.
          15.7 Subordination and Attornment. Lessee agrees that this Lease is now and, absent an election pursuant to the subsequent paragraph, forever shall be subordinate to any mortgage, deed to secure debt, ground lease, deed of trust or any other hypothecation for security now or hereafter placed by Lessor upon the real property of which the Premises are a part, and to any and all advances made or to be made thereunder, and to the interest thereon and all renewals, replacements, modifications and extensions thereof.
          If any holder of any such mortgage, deed to secure debt, ground lease, deed of trust or any other hypothecation for security elects, by written notice to Lessee, to have this Lease superior to its interest, then this Lease shall be deemed superior to such interest, whether this Lease is dated or recorded prior or subsequent to the date thereof. Lessee agrees to execute promptly any documents which may be necessary to evidence or effectuate such subordination or to make this Lease prior to any such instrument. Failing to do so within ten (10) days after written demand, Lessee does hereby make, constitute and irrevocably appoint Lessor as Lessee’s attorney-in-fact in Lessee’s name, place and stead, to do so. Lessee hereby attorns to all successor owners of the Premises, whether or not such ownership is acquired as a result of a sale, through foreclosure or otherwise.

          Lessee hereby agrees to execute, within five (5) days of receipt by Lessee, such instruments as Lessor may request to evidence such subordination and to assure the holder of such mortgage, deed to secure debt, ground lease, deed of trust or other hypothecation (the “Lender”) that upon transfer of title to the real property of which the Premises are a part to Lender, its successors or assigns, or any other purchaser of such real property pursuant to an exercise by Lender of its remedies against Lessor that Lessee will recognize such Lender or purchaser as the “Lessor” under this Lease and that Lessee will not assert against such Lender or purchaser any default by Lessor under this Lease prior to the transfer of title to such real property.
          15.8 Estoppel Certificate. Lessee hereby agrees to execute and deliver to Lessor within five (5) days of receipt by Lessee, from time-to-time, a certificate certifying (i) that a true and correct copy of this Lease, and all amendments hereto, is attached to said certificate; (ii) the commencement date and termination date of the Lease Term; (iii) the amount of Monthly Rental; (iv) the amount of the security deposit held by Lessor; (v) that Lessee is not in default under this Lease, or if Lessee is in default, that Lessee is in default and specifying the nature of such default; and (vi) that to the best of Lessee’s knowledge, Lessor is not in default under this Lease, or if Lessor is in default, that Lessor is in default and specifying the nature of such default.
          15.9 Alternative Space. If the Premises shall contain less than 4,000 square feet of space, Lessor shall have the option and right to amend this Lease and relocate Lessee to other office space of the approximate size of the Premises within the Building; it being specifically understood and agreed to by Lessee that if its Premises are located in whole or in part at any “connecting floor” location within the Building, Lessor shall have such right, in whole or in part, to relocate Lessee regardless of the size of its Premises. If Lessor exercises this right to relocate Lessee, any and all reasonable costs incident to said relocation shall be the responsibility of Lessor and shall be determined prior to such relocation. The Monthly Rental shall be increased or decreased pro rata based upon the difference in size between the Premises and such new office space.
          15.10 Parking. Lessor shall provide parking facilities adjacent to the Building in quantities which are in accordance with applicable zoning regulations. Except for spaces located for visitors, delivery or handicapped parties, there shall be no assigned or reserved parking spaces for Lessee’s use.
          15.11 Signs. Lessee shall not have the right to erect or install any lobby, roof-top or window signs or identification. Lessee shall not have the right to install any wall or door signs on the Premises without obtaining the prior written consent of Lessor thereto.

          15.12 Rules and Regulations. Lessor has the right to establish, and Lessee hereby agrees to abide by, such reasonable rules and regulations as Lessor deems necessary or desirable, or both, in connection with the Premises, the Building or the Park Centre office building complex.
          15.13 Notices. All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments or designations hereunder by either party to the other shall be in writing and shall be sufficiently given and served upon the other party either by (a) hand delivery, (b) registered or certified mail with proof of receipt or (c) overnight delivery by a nationally recognized courier service and proof of delivery. If sent by registered or certified mail, return receipt requested, postage pre-paid or overnight delivery and addressed as follows:

(i) If to Lessor:	2401 Lake Park Drive Associates, L.P.
2401 Lake Park Drive, Suite 355
Smyrna, Georgia 30080
Attn: Edward L. Terry
Phone: 770-319-0448

(ii) If to Lessee:	ebank Mortgage, LLC
2410 Paces Ferry Road, STE 190
Atlanta, Georgia 30339
Attn: Wayne W. Byers
Phone: 770-805-6873
Fax: 770-863-9228
          Either party may, by like notice, at any time and from time to time, designate a different address to which notices shall be sent. Such notices, if mailed, shall be deemed sufficiently served or given, for all purposes hereunder, at the time they shall be mailed by United States mail. With respect to day-to-day communications not constituting formal notices required to be given under this Lease, Lessee may communicate directly with Lessor at the Building management office.
          Lessee hereby appoints, as his agent to receive the service of all dispossessory or distraint proceedings and notices thereunder, and all notices required under this Lease, the person in charge of the Premises at the time, or occupying the Premises; and if no person is in charge or occupying same, then such service or notice may be made by attaching the same on the main entrance to the Premises.
          15.14 Parties. “Lessor” as used in this Lease shall include first party, its assigns and successors in title to the Premises; “Lessee” shall include Lessee’s heirs, representatives, and successors in title, and shall include all Lessee’s assigns and sublessees, if this Lease shall be validly assigned or sublet.

“Lessor” and “Lessee” include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.
          15.15 Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of Monthly Rental nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.
          15.16 Time of Essence. TIME IS OF THE ESSENCE OF THIS LEASE.
          15.17 Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future law effective during the Lease Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there by added as part of this Lease, such an alternative clause or provision as may be possible and be legal, valid and enforceable.
          15.18 Captions. The marginal headings or titles to the Paragraphs of this Lease are not a part of the Lease, but are inserted for convenience only and shall have no effect upon the construction or interpretation of any part of this Lease.
          15.19 Entire Agreement. This Lease contains the entire agreement of the parties and no representation or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No modification, amendment or alteration of this Lease shall be effective unless same shall be in writing and signed by Lessor and Lessee.
          15.20 Short Form of Lease. The parties hereto agree that this Lease shall not be recorded. If negotiated by either party, the parties shall execute and record a short form of this Lease, to be prepared by Lessor.
          15.21 No Estate in Land. This Lease shall create the relationship of landlord and tenant between Lessor and Lessee; no estate shall pass out of Lessor, Lessee has only a usufruct, not subject to levy or sale.
          15.22 Broker. Lessor and Lessee represent and warrant to each other that they have made no dealing with any real estate broker or agent in connection with the procurement or negotiation of this Lease except _N/A_; and that they know of no other real estate brokers or agents who are entitled to or charging a commission in connection with this Lease. Therefore, Lessor and Lessee agree to defend, indemnify and hold each other harmless from and against any and all loss, damage, cost and expense, including, but not limited to, reasonable attorney’s fees and court costs that may be suffered or incurred by either of them because of any claim for any fee, commission or similar compensation, with respect to this transaction, made by any other broker, agent or finder which is based upon an alleged agreement or dealings with the indemnifying party, whether or not such claim is meritorious.
          IN WITNESS WHEREOF, the parties have hereunder set their hands and seals this 14th day of November, 2006.

LESSOR:

2401 LAKE PARK DRIVE ASSOCIATES, L.P., a Georgia limited partnership having 2401 Lake Park Drive Holding Corp., a Georgia corporation, as its sole general partner

BY:	/s/ Edward L. Terry

Edward L. Terry, President

LESSEE:

EBANK MORTGAGE, LLC, a Georgia limited liability company

BY:	/s/ Wayne W. Byers

Wayne W. Byers, Manager

EXHIBIT “F”
Lessee shall have the option of terminating this Lease by providing Lessor with a minimum of ninety (90) days prior written notice. Upon receipt of said notice by Lessor, the Lease will terminate on the last day of the month following the aforesaid 90-day period.